AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 2010

REGISTRATION NO. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTEGRIS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	41-1941551
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of Principal Executive Offices)	(Zip Code)

ENTEGRIS, INC. 2010 STOCK PLAN

ENTEGRIS, INC. 1999 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

(Full title of the plan)

PETER W. WALCOTT

SENIOR VICE PRESIDENT, SECRETARY, AND GENERAL COUNSEL

ENTEGRIS, INC.

129 CONCORD ROAD

BILLERICA, MA 01821

(978) 436-6500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $0.01 per share to be issued under the 2010 Stock Plan	8,599,857	$4.81(2)	$41,365,312(2)	$2,949(2)
Common Stock, par value $0.01 per share issued under the 1999 Long Term Incentive and Stock Option Plan	4,765,636	$5.30(3)	$25,255,819(3)	$1,801(3)
TOTAL:	13,365,493		$66,621,131	$1,976(4)

(1)	The shares of common stock being registered will be issued in connection with the Entegris, Inc. 2010 Stock Plan and with respect to outstanding awards under the 1999 Long-Term Incentive and Stock Option Plan. This registration statement also covers an indeterminate number of shares of common stock that may be issuable by reason of future stock splits, stock dividends, or other adjustment provisions of the Entegris, Inc. 2010 Stock Plan or outstanding awards under the 1999 Long-Term Incentive and Stock Option Plan, in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the Registration fee. Calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the common stock as reported on the NASDAQ on May 25, 2010.
(3)	Estimated solely for the purpose of calculating the Registration fee. Calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the weighted average exercise price of $5.47 with respect to 3,535,016 outstanding stock options granted under this plan and on the average of the high and low sale prices of the common stock as reported on the NASDAQ on May 25, 2010 with respect to 1,230,620 shares covered by Restricted Stock Units still subject to restriction.
(4)	Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the amount of the registration fee calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, has been reduced by offsetting $2,774 of the registration fee paid in connection with Registration No. 333-127599 associated with 2,120,051 shares registered under that registration statement by Registrant on August 16, 2005 which remain unsold on the date hereof. Such 2,120,051 shares were deregistered by Post-Effective Amendment No. 1 to Registration No. 333-127599 filed with the Commission on the date of this filing.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) by Entegris, Inc., a Delaware corporation (the “Company”), relating to the registration of (i) 8,599,857 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), to be offered under the Entegris, Inc. 2010 Stock Plan (the “2010 Plan Shares”) and (ii) 4,765,636 shares of the Company’s Common Stock in respect of outstanding awards under the Entegris, Inc. 1999 Long-Term Incentive Stock Option Plan (the “1999 Plan Shares”). The 1999 Plan Shares are in addition to the 20,287,194 shares of the Company’s Common Stock previously registered by the Company under the Company’s Registration Statement on Form S-8 for issuance pursuant to the Entegris, Inc. 1999 Long-Term Incentive Stock Option Plan filed with the Commission on January 8, 2001 (Reg. No. 333-53382) (the “2001 Registration Statement”); the 2001 Registration Statement is currently effective. Pursuant to General Instruction E to Form S-8, the contents of the 2001 Registration Statement are incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN

THE SECTION 10(A) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended and the Note to Part I of Form S-8.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission are hereby incorporated by reference and shall be deemed to be a part of this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on February 26, 2010;

(b)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, including the Company’s periodic report on Form 10-Q filed with the Commission on April 29, 2010 and the Company’s current reports on Form 8-K filed with the Commission on May 3, 2010, May 6, 2010 and May 24, 2010; and

(c)	The description of the Company’s Common Stock is contained in the Company’s registration statement on Form S-3/A filed with the Commission on September 2, 2009 under the heading “Description of Capital Stock”, including any amendments and reports updating such description.; and

(d)	All documents filed by the Company pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters the distribution of all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and will be a part of this Registration Statement from the date that document is filed, except as to portions of any future current report on Form 8-K furnished under items 2.02, 7.01, and 9.01 of Form 8-K that is deemed not to be filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

The securities to be offered are registered under Section 12(b) of the Exchange Act.

Item 5.	Interests Of Named Experts And Counsel

The validity of the securities has been passed upon by Peter W. Walcott, Esq., Senior Vice President, Secretary and General Counsel of the Company. Mr. Walcott beneficially owns Common Stock and options to purchase Common Stock.

Item 6.	Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Registrant’s certificate of incorporation provides that the Registrant’s directors shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant’s certificate of incorporation provides that the corporation shall indemnify its directors to the full extent permitted by the laws of the State of Delaware. In addition, the Registrant’s bylaws provide for indemnification of the registrant’s officers and directors to the fullest extent permitted by applicable law.

All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

The Registrant has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such director or executive officer, as applicable, to the extent legally permissible and the payment of expenses, including counsel fees reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been a director or officer of the Registrant.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

4.1*	Entegris, Inc. 2010 Stock Plan

5.1*	Opinion of Peter W. Walcott, Senior Vice President, Secretary and General Counsel of the Company

23.1*	Consent of Peter W. Walcott, Senior Vice President, Secretary and General Counsel of the Company (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney

*	filed herewith

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of that registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Entegris, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on May 28, 2010.

ENTEGRIS, INC.

	By	/s/ GIDEON ARGOV
Gideon Argov
Dated: May 28, 2010		President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, on behalf of the registrant and in the capacities indicated, on May 28, 2010.

Signature	Capacity

/s/ GIDEON ARGOV Gideon Argov	President, Chief Executive Officer and Director

/s/ GREGORY B. GRAVES Gregory B. Graves	Executive Vice President Chief Financial Officer Principal Financial Officer

/s/ LYNN L. BLAKE Lynn L. Blake	Vice President Chief Accounting Officer Principal Accounting Officer

ROGER D. MCDANIEL* Roger D. McDaniel	Director (Chairman of the Board)

MICHAEL A. BRADLEY* Michael A. Bradley	Director

MARVIN D. BURKETT* Marvin D. Burkett	Director

Michael P.C. Carns	Director

DANIEL W. CHRISTMAN* Daniel W. Christman	Director

GARY F. KLINGL* Gary F. Klingl	Director

PAUL L.H. OLSON* Paul L.H. Olson	Director

BRIAN F. SULLIVAN* Brian F. Sullivan	Director

*By	/s/ PETER W. WALCOTT
PETER W. WALCOTT, ATTORNEY-IN-FACT

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Entegris, Inc. 2010 Stock Plan.

5.1	Opinion of Peter W. Walcott, Esq., Senior Vice President, Secretary and General Counsel of the Company.

23.1	Consent of Peter W. Walcott, Esq. Senior Vice President, Secretary and General Counsel of the Company. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney.